                                                                      EXHIBIT 21

                         PACIFICARE HEALTH SYSTEMS, INC.

                              LIST OF SUBSIDIARIES


NAME OF SUBSIDIARY                                                STATE OF INCORPORATION
------------------                                                ----------------------
Antero Health Plans, Inc.                                         Colorado
FHP Reinsurance Limited                                           Bermuda
Harris Methodist Health Insurance Company, Inc.                   Texas
Harris Methodist Texas Health Plan, Inc. dba Harris Methodist
Health Plan                                                       Texas
Health Maintenance Life, Inc.                                     Guam
PacifiCare Behavioral Health of California, Inc.                  Delaware
PacifiCare Behavioral Health, Inc.                                Delaware
PacifiCare Credentialing, Inc.                                    California
PacifiCare Dental                                                 California
PacifiCare Dental of Colorado, Inc.                               Colorado
PacifiCare eHoldings, Inc.                                        California
PacifiCare Health Plan Administrators, Inc.                       Indiana
PacifiCare International Limited                                  Ireland
PacifiCare Life and Health Insurance Company                      Indiana
PacifiCare Life Assurance Company                                 Colorado
PacifiCare Life Insurance Company                                 Arizona
PacifiCare of Arizona, Inc.                                       Arizona
PacifiCare of California                                          California
PacifiCare of Colorado, Inc.                                      Colorado
PacifiCare of Nevada, Inc.                                        Nevada
PacifiCare of New Jersey, Inc.                                    New Jersey
PacifiCare of Ohio, Inc.                                          Ohio
PacifiCare of Oklahoma, Inc.                                      Oklahoma
PacifiCare of Oregon, Inc.                                        Oregon
PacifiCare of Texas, Inc.                                         Texas
PacifiCare of Washington, Inc.                                    Washington
PacifiCare Pharmacy Centers, Inc. dba Prescription Solutions      California
PacifiCare Ventures, Inc.                                         California
Secure Horizons USA, Inc.                                         California
SeniorCo, Inc.                                                    Delaware